Exhibit 10.2

Non-Competition, Non-Solicitation, and Confidentiality Agreement

This Non-Competition, Non-Solicitation, and Confidentiality Agreement, dated June 24, 2025 (this “Agreement”), is entered into by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Guaranty Bancshares, Inc. (“GNTY”), Guaranty Bank & Trust, N.A., a wholly owned subsidiary of GNTY (the “Bank”), and, severally but not jointly, each of the undersigned directors of GNTY and/or the Bank (each, a “Director”).

Background

GNTY and the Bank have entered into a Plan and Agreement of Merger, dated as of June 24, 2025 (the “Merger Agreement”), with GBCI and Glacier Bank. Under the terms of the Merger Agreement, GNTY will merge with and into GBCI, the Bank will merge with and into Glacier Bank (collectively, the “Merger”), and the former branches of the Bank will operate under a newly-established division of Glacier Bank to be known as “Guaranty Bank & Trust, Division of Glacier Bank” (the “Division”). The parties to this Agreement believe that the future success of GBCI, Glacier Bank, and the Division following the Merger requires that no Director be affiliated in any substantial way with a Competing Business for a reasonable period of time after closing of the Merger or, if applicable, after termination of such Director’s service as a post-Merger member of the Division’s advisory board (the “Advisory Board”).

Agreement

In consideration of the parties’ performance under the Merger Agreement, each Director, severally but not jointly, agrees as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement will have the meanings given to those terms in the Merger Agreement. The following definitions will also apply to this Agreement:

(a)

A “Competing Business” means any depository, financial, or lending institution, wealth management company, or trust company, or holding company thereof (including without limitation any startup bank or bank in formation), which operates in any material respect anywhere within the Covered Area.

(b)

The “Covered Area” means (i) any county in the State of Texas in which the Division maintains an office, branch, or loan production office on the Effective Date and, if applicable, any county in which the Division opens an office, branch, or loan production office during the Director’s service as a post-Merger member of the Advisory Board; and, to the extent not already covered by such counties, (ii) a one hundred fifty (150) mile radius from any such office, branch, or loan production office (including those in existence on the Effective Date and, if applicable, opened during the Director’s service as a post-Merger member of the Advisory Board).

(c)

The “Term” means, with respect to each Director, the period of time beginning on the Effective Date and ending on the later to occur of (i) two (2) years after the Effective Date or, if applicable, (ii) one (1) year after the termination of any service by such Director as a post-Merger member of the Advisory Board.

2.

Participation in Competing Business. Except as provided under Section 5 or Section 6 of this Agreement, or as otherwise noted on the Director’s signature page, during the Term each Director agrees not to become involved with a Competing Business as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative (a “Representative”), including without limitation during the organization or preopening phases in the formation of a Competing Business; provided, however, that for the avoidance of doubt, the restrictions set forth in this Agreement will not prevent a Director from using services of any Competing Business that are generally available to the public.

3.

Non-Solicitation. Except as provided under Section 5 or as otherwise noted on the Director’s signature page, during the Term, each Director agrees not to, directly or indirectly, either for himself or herself or for any other person, solicit or attempt to solicit: (a) any employees of GBCI or GBCI’s (or of GNTY or GNTY’s) subsidiaries, divisions, or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business; (b) any customers, independent contractors, business partners, or joint venturers of GBCI or GBCI’s (or of GNTY or GNTY’s) subsidiaries, divisions, or affiliates to transfer their business to a Competing Business or to reduce or cease their business with GBCI or GBCI’s (or with GNTY or GNTY’s) subsidiaries, divisions, or affiliates; or (c) the termination of an employment or contractual relationship between GBCI or GBCI’s (or GNTY or GNTY’s) subsidiaries, divisions, or affiliates and any employee, independent contractor, customer, business partner, or joint venturer. The solicitation prohibited under this Section 3 includes solicitation by any means, including without limitation solicitation via in-person meetings, letters or other direct mailings, electronic communications of any kind, and/or Internet communications; provided, however, that nothing contained in this Section 3 is intended to prohibit general advertisements or general solicitations not directed at such employees, independent contractors, customers, business partners, or joint venturers.

4.	Confidential Information.

(a)

Confidentiality. During and after the Term, each Director shall not at any time, directly or indirectly, disclose, divulge, reveal, or communicate any Confidential Information of GNTY, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates obtained by the Director while serving as a director of GNTY and/or the Bank (or, if applicable, as a post-Merger member of the Advisory Board) to any person or use any Confidential Information for his or her own benefit or for the benefit of any other person. For purposes of this Agreement, “Confidential Information” includes all secrets and other confidential information, knowledge, know-how, sales, financial information, customers, lists of customers and prospective customers, broker lists, rate sheets, strategies, or products (as well as all documents, reports, and proposals relating to the foregoing) with respect to GNTY, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates. Notwithstanding the foregoing, “Confidential Information” does not include: (i) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Director; (ii) information that was in the Director’s possession prior to serving as a director of GNTY and/or the Bank or information received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe the other person was prohibited from using or disclosing the information by contractual or fiduciary obligation; (iii) information that was independently developed by the Director without using any Confidential Information of GNTY, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates; or (iv) information that is disclosed with prior written approval of GBCI, or is disclosed in a legal action between the parties relating to this Agreement.

(b)

Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), a Director will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a proceeding, if such filing is made under seal.

(c)

Legally Required Disclosures. A Director may disclose Confidential Information that he or she is required to disclose under applicable law or by a governmental authority (e.g., by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demands, or other similar processes); provided, however, that such Director must first make a good faith request that the confidentiality of the Confidential Information be preserved and, to the extent not prohibited by applicable law, give GBCI prompt notice of such requirement in advance of such disclosure and exercise reasonable efforts to preserve the confidentiality of such Confidential Information, including without limitation by reasonably cooperating with GBCI, at GBCI’s expense, to obtain a protective order or other reliable assurance that confidential treatment will be given to such Confidential Information. If, in the absence of a protective order (or other reliable assurance) or the receipt of a written waiver from GBCI, the Director is nonetheless legally compelled to disclose Confidential Information to a governmental authority, he or she may disclose only that portion of the Confidential Information which is legally required to be disclosed.

5.

Permitted Activity; Requests for Consent. Nothing in this Agreement prevents a Director from becoming involved as a Representative or otherwise with an institution that has no material operations in the Covered Area. During the Term, and prior to engaging in any manner in a Competing Business, a Director may request in writing that GBCI waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If GBCI determines, in its reasonable discretion, that such proposed activity is acceptable, GBCI may provide the Director with written consent to engage in such activity, and such activity will thereafter not be deemed a Competing Business.

6.

Passive Interest. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement will prevent a Director from owning two percent (2%) or less of any class of security of a Competing Business.

7.	Miscellaneous.

(a)

Individual Obligations. The obligations of each of the signatories to this Agreement are independent of one another and are not intended to be joint obligations. This Agreement is intended to be enforceable by GBCI and/or Glacier Bank against each Director individually.

(b)

Severability. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement will not be affected thereby, and each remaining term will continue to be valid and enforceable to the fullest extent permitted by law.

(c)

Reformation. If a court determines that any obligations or restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

(d)

Expenses. Except as otherwise may be agreed in writing, all costs, fees, and expenses incurred by a party in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such costs, fees, and expenses.

(e)

Amendments; Waivers. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed: (i) in the case of an amendment, by GBCI and the Director to be bound by such amendment; and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(f)

Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, except to the extent that federal law may govern. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such court.

(g)

Remedies. Any actual or threatened breach of this Agreement will entitle GBCI and/or Glacier Bank to seek injunctive relief and/or specific performance, as well as to any other legal or equitable remedies it may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

(h)

Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. The parties agree that facsimile or electronic signatures shall have the same force and effect as original signatures.

– Signatures Follow –

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Glacier Bancorp, Inc.		Guaranty Bancshares, Inc.

By:	Randall M. Chesler	By:	Tyson T. Abston
Its:	President and CEO	Its:	Chairman and CEO

Glacier Bank		Guaranty Bank & Trust, N.A.

By:	Randall M. Chesler	By:	Tyson T. Abston
Its:	President and CEO	Its:	Chairman and CEO

– Director Signatures Follow –

– Signature Page to Non-Competition, Non-Solicitation, and Confidentiality Agreement –

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Director:

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– Signature Page to Non-Competition, Non-Solicitation, and Confidentiality Agreement –